Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC USA 20549

Re: Aspen Racing Stables Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated October 16, 2008, captioned "Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Manning Elliott LLP.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

CHARTERED ACCOUNTANTS

Vancouver, Canada

October 16, 2008